UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On January 31, 2020, CenturyLink, Inc. (“CenturyLink”), as the borrower, Bank of America, N.A., as administrative agent and collateral agent (“Bank of America”), and the other lenders, agents, arrangers and bookrunners named therein, entered into a Restatement Agreement dated as of January 31, 2020, which amended and restated the below-defined Original Credit Agreement (as so amended and restated, the “Amended Credit Agreement”), providing for the various Senior Secured Credit Facilities (including the Term Loan B Facility) referred to and defined below. The Amended Credit Agreement amended and restated the credit agreement, dated June 19, 2017, by and among, among others, CenturyLink and Bank of America, as amended by an incremental assumption agreement dated January 29, 2018 (as so amended, the “Original Credit Agreement”). Coupled with CenturyLink’s prepayment on January 24, 2020 of $1.25 billion of indebtedness outstanding under its Term Loan B Facility (using principally the net proceeds from its sale the same day of $1.25 billion of its 4.000% Senior Secured Notes due 2027), the Amended Credit Agreement currently provides for approximately $8.699 billion in senior secured credit facilities, consisting of an approximately $1.166 billion Term Loan A credit facility (the “Term Loan A Facility”), a $333 million Term Loan A-1 credit facility (the “Term Loan A-1 Facility”), a $5.0 billion Term Loan B credit facility (the “Term Loan B Facility”) and a $2.2 billion revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan A Facility, the Term Loan A-1 Facility and the Term Loan B Facility, the “Senior Secured Credit Facilities”).

The changes made pursuant to the Amended Credit Agreement include: (i) extending the maturity date of (a) the Term Loan A, Term Loan A-1 and Revolving Credit Facilities from November 1, 2022 to January 31, 2025 and (b) the Term Loan B Facility from January 31, 2025 to March 15, 2027, and (ii) lowering the interest rate applicable to loans made under each of the Senior Secured Credit Facilities. As so amended, (i) loans under the Term Loan A, Term Loan A-1 and Revolving Credit Facilities will bear interest at a rate equal to, at CenturyLink’s option, the Eurodollar rate or the alternative base rate (each as defined in the Amended Credit Agreement) plus an applicable margin between 1.50% to 2.25% per annum for Eurodollar loans and 0.50% to 1.25% per annum for alternative base rate loans, depending on CenturyLink’s then current total leverage ratio, and (ii) loans under the Term Loan B Facility will bear interest at the rate equal to, at CenturyLink’s option, the Eurodollar rate plus 2.25% per annum or the alternative base rate plus 1.25% per annum. In connection with repricing these facilities, CenturyLink agreed to pay at closing upfront fees ranging from 10 to 25 basis points to the lenders under the Term Loan A, Term Loan A-1 and Revolving Credit Facilities, and agreed to price the Term Loan B Facility borrowings at 99.875%.

The Amended Credit Agreement effected various other amendments to the Original Credit Agreement that are applicable to all of the Senior Secured Credit Facilities, including, among other things: (i) increasing CenturyLink’s financial flexibility by modifying certain “baskets” or threshold ratios applicable under the restrictive covenants set forth therein, (ii) changing certain financial calculations for purposes of certain restrictive covenants, and (iii) certain other modifications to more closely conform the Senior Secured Credit Facilities to prevailing market terms. The subsidiary guarantor and collateral provisions and the financial covenants contained in the Amended Credit Agreement are unchanged from the Original Credit Agreement. The remaining terms of the Amended Credit Agreement are otherwise substantially similar as those in the Original Credit Agreement.

Certain of the lenders and the agents (or their respective subsidiaries or affiliates) under the Amended Credit Agreement have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust or other advisory services to CenturyLink or its subsidiaries. These parties have received, and may in the future receive, customary compensation from CenturyLink or its subsidiaries for such services.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is included in Exhibit 10.1 hereto and is incorporated herein by reference.

Other Information

In reviewing the documentation filed as an exhibit to this Current Report, please note that it is included to provide you with information regarding the terms of the Senior Secured Credit Facilities, as amended or modified, and is not intended to provide any other factual or disclosure information about CenturyLink or the other parties to such documentation. This documentation contains representations and warranties by one or more of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to such documentation and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in such agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Additional information about CenturyLink may be found elsewhere in CenturyLink’s public filings, which are available without charge through the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On January 31, 2020, CenturyLink issued a press release announcing its entry into the Amended Credit Agreement. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference into this report.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1

Restatement Agreement (including as Exhibit A thereto, the Amended and Restated Credit Agreement, dated as of January 31, 2020, by and among CenturyLink, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the other lenders, agents, arrangers and bookrunners named therein) dated as of January 31, 2020, by and among CenturyLink, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the other lenders, agents, arrangers and bookrunners named therein.

99.1	Press Release, dated January 31, 2020, announcing entry into the Restatement Agreement.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: January 31, 2020